Exhibit 107.1

CALCULATION OF FILING FEE TABLES
Form S-8
(Form Type)

Jack in the Box Inc.
(Exact name of registrant as specified in its charter)
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Table 1- Newly Registered Securities
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Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fees
Equity	Common stock, par value $0.01 per share, reserved for issuance under the Registrant's 2023 Omnibus Incentive Plan, as amended	Rule 457(c) and Rule 457(h)	1,900,000(2)	$16.86(3)	$32,034,000	$0.00013810	$4,423.90
Total Offering Amounts			1,900,000		$32,034,000		$4,423.90
Total Fee Offsets (4)							—
Net Fee Due							$4,423.90
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(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”) that become issuable under the Registrant’s 2023 Omnibus Incentive Plan, as amended (the “2023 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration or conversion of the Registrant’s Common Stock that increases the number of outstanding shares of Common Stock.

(2) Represents an increase of 1,900,000 additional shares of Common Stock reserved for issuance under the 2023 Plan, which was approved by stockholders at a special meeting on February 27, 2026.

(3) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $16.86, which is the average of the high and low prices of shares of Common Stock on The Nasdaq Global Select Market (“Nasdaq”) on February 27, 2026 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission).

(4) The Registrant does not have any fee offsets.